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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2001

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402 (Commission File Number)	41-0319970 (IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota (Address of principal executive offices)	55912 (Zip Code)

Registrant's telephone number, including area code:  (507) 437-5737

Pages:  This report contains four (4) pages numbered sequentially from this cover page.

Item 5.  OTHER EVENTS

January 22, 2001

    On January 22, 2001, Hormel Foods Corporation announced it had reached a definitive agreement to acquire The Turkey Store Company, headquartered in Barron, Wisconsin. The Company will acquire all of the outstanding shares of The Turkey Store Company for $334.4 million in cash, subject to adjustment for outstanding indebtedness and changes in working capital at closing.

    The release announcing the agreement is as follows:

HORMEL FOODS TO ACQUIRE THE TURKEY STORE COMPANY
CASH TRANSACTION IS VALUED AT $334.4 MILLION

Acquisition Combines The Turkey Store and Jennie-O Brands
Of Hormel Foods Corporation to Create
Industry-Leading Marketer of Branded Turkey Products

    AUSTIN, MINN. (January 22, 2001)—Hormel Foods Corporation (NYSE: HRL), one of the nation's largest manufacturers and marketers of consumer-branded meat and food products, today announced it has reached a definitive agreement to acquire The Turkey Store Company, headquartered in Barron, Wis. Hormel Foods will purchase all of the outstanding shares of The Turkey Store Company for $334.4 million in cash, subject to adjustment for outstanding indebtedness and changes in working capital at closing. This is the largest acquisition in the history of Hormel Foods Corporation.

    "We welcome The Turkey Store Company to the Hormel Foods family," said Joel W. Johnson, chairman of the board, president and chief executive officer of Hormel Foods. "The Turkey Store is an extremely well-run company with strong brands and an excellent record of efficient production. We can learn a lot from The Turkey Store and it from Jennie-O Foods, our turkey business. We can strengthen both companies by bringing them together. This combination offers significant synergies, and we expect it to be immediately accretive."

    The Turkey Store Company is a leading producer, processor and marketer of fresh and cooked turkey products, marketed principally under The Turkey Store brand and available nationwide in grocers' fresh meat cases, delis and foodservice operations. With processed tonnage of 375 million pounds and annual sales of approximately $309 million for the fiscal year ended in February 2000, The Turkey Store Company is the sixth largest turkey operation in the United States. Hormel Foods will merge The Turkey Store Company, a family- and employee-owned company, into its wholly owned subsidiary, Jennie-O Foods, headquartered in Willmar, Minn. Jennie-O Foods is the world's largest turkey processor, having processed more than 865 million pounds last year. With the acquisition of The Turkey Store Company, Hormel Foods will process more than 1.2 billion pounds of turkey annually and strengthen its position as an industry-leading provider of branded, value-added turkey products. Hormel Foods, including Jennie-O Foods and The Turkey Store Company, will employ more than 14,700 people, including 7,800 in Minnesota and 2,200 in Wisconsin.

    Johnson said the transaction brings together the two best turkey companies in the United States. "The Turkey Store Company is a top-performing business in every respect. The Turkey Store brand's number one position in fresh boneless retail products complements our Jennie-O brand's strong presence in the further-processed retail, foodservice and deli areas. The combination creates the industry's most extensive line of branded turkey products and enables us to be an even more complete supplier to our customers, resulting in improved logistics and customer service. We were also attracted to the The Turkey Store Company because it, like our Jennie-O Foods subsidiary, is based in the Upper Midwest where turkeys grow very well on the best and least cost grains available in this country. We anticipate accelerated revenue growth and significant cost synergies as a result of this transaction and the subsequent integration of the Jennie-O Foods and The Turkey Store Company operations."

    Benefits from the acquisition are expected to include:

  •
  Formation of the industry's most complete supplier of high-quality, branded turkey products, enjoying the broadest distribution across the retail, foodservice and deli channels;

  •
  Opportunity to extend the Jennie-O and The Turkey Store brands into new distribution channels;

  •
  Cost synergies in live production through improved egg, poult and tom production;

  •
  Increased manufacturing scale and improved capacity utilization;

  •
  Complementary use of raw materials resulting in less commodity product and byproduct per pound of processed turkey—the Jennie-O Foods portfolio uses more breast meat and The Turkey Store Company more dark meat;

  •
  Exchange of patented and proprietary equipment and systems improving manufacturing efficiency;

  •
  Improved administrative efficiency;

  •
  Accelerated new product introductions through combined research and development programs, and

  •
  Geographically proximate operations facilitating the efficient combination of management and production.

    Jerry K. Jerome, chairman and chief executive officer of The Turkey Store Company, said combining his business with Hormel Foods and its Jennie-O Foods subsidiary creates new opportunities to grow The Turkey Store brand. "Hormel Foods and Jennie-O Foods enjoy an outstanding reputation and strong relationships with retail, deli and foodservice customers that represent valuable additional distribution channels for our products. Combining our companies promises to strengthen both franchises. My management team and I have longstanding respect for Hormel Foods and Jennie-O Foods, and we look forward to joining them."

    After closing, Jerry Jerome will become chairman and chief executive officer of the Jennie-O Foods Turkey Store subsidiary of Hormel Foods. "His more than 25 years experience in the turkey industry will be an important element in ensuring the successful integration of The Turkey Store Company into the Hormel Foods family and the continued growth and success of the combined turkey business," said Johnson. In consideration of Jerome's ongoing role, he and Hormel Foods will enter into a five-year employment agreement and an incentive compensation plan, under which certain incentive compensation will be paid annually, contingent upon his continued employment and the achievement of certain operating income thresholds, which would accompany extraordinary performance of the combined Jennie-O Foods Turkey Store business. Jeffrey M. Ettinger, current president of Jennie-O Foods, will serve as president and chief operating officer of the combined business. Earl B. Olson, founder of Jennie-O Foods and current chairman, will become chairman emeritus of Jennie-O Foods Turkey Store. The headquarters of the combined turkey business will be in Willmar, Minn.

    Certain regulatory approvals have already been received, including necessary clearances under the Hart-Scott-Rodino Act, and the transaction is expected to close by March 1, 2001. Goldman, Sachs & Co., New York, N.Y., acted as financial advisor to Hormel Foods with Houlihan Lokey Howard & Zukin, Chicago, Ill., handling this function for The Turkey Store Company. Dorsey & Whitney LLP, Minneapolis, Minn., acted as external legal counsel to Hormel Foods. Michael Best & Freidrich LLP, Madison, Wis., provided external legal counsel to The Turkey Store Company.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION (Registrant)
	By	M. J. McCOY M. J. McCOY Senior Vice President and Chief Financial Officer
	By	/s/ J. H. FERAGEN J. H. FERAGEN Treasurer
Dated: January 31, 2001

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HORMEL FOODS TO ACQUIRE THE TURKEY STORE COMPANY CASH TRANSACTION IS VALUED AT $334.4 MILLION Acquisition Combines The Turkey Store and Jennie-O Brands Of Hormel Foods Corporation to Create Industry-Leading Marketer of Branded Turkey Products
SIGNATURES